Exhibit 99

FOR IMMEDIATE RELEASE	For further information, contact
Doug Craney 708-450-3117

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings

Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share

Melrose Park, IL, (July 30, 2007) – Alberto-Culver Company (NYSE: ACV), a leading manufacturer and marketer of personal care products including TRESemmé, Alberto VO5, Nexxus and St. Ives, today announced strong sales and earnings results from continuing operations for its third quarter and first nine months of fiscal 2007. Earlier this year, the company split its consumer products business and its Sally/BSG distribution business into two separate public companies.

Third Quarter:

•	Net sales for the third quarter increased 9.2% to $385.5 million from $353.2 million in the prior year.

•

Pre-tax income from continuing operations increased 38.5% to $34.2 million. Excluding restructuring and other expenses of $1.6 million, pre-tax earnings from continuing operations increased 44.8% to $35.8 million compared to $24.7 million in the prior year.

•

Earnings from continuing operations (net of tax) increased 18.2% to $24.2 million. Excluding restructuring and other expenses of $1.0 million (net of tax), earnings from continuing operations (net of tax) increased 23.4% to $25.2 million compared to $20.4 million in the prior year.

•

Diluted earnings per share from continuing operations increased 9.1% to 24 cents. Excluding restructuring and other expenses, diluted earnings per share from continuing operations increased 13.6% to 25 cents versus 22 cents in the prior year.

•

Earnings from continuing operations in the current year included $1.1 million of tax benefits (approximately 1 cent per share) primarily related to the finalization of fiscal year 2006 tax returns while earnings from continuing operations last year included $3.5 million of tax benefits (approximately 4 cents per share) mainly due to the favorable resolution of open tax items.

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 2

Nine Months:

•	Net sales for the first nine months of fiscal 2007 grew by 8.7% to $1.12 billion from $1.03 billion in the prior year.

•

Pre-tax income from continuing operations increased slightly to $66.1 million, after deducting $33.6 million for restructuring and other expenses. Excluding restructuring and other expenses, pre-tax earnings from continuing operations increased 51.3% to $99.7 million.

•

Earnings from continuing operations (net of tax) were $45.9 million, a decrease of 7.4% after deducting $22.4 million (net of tax) for restructuring and other expenses. Excluding restructuring and other expenses, earnings from continuing operations (net of tax) increased 37.8% to $68.3 million.

•

Diluted earnings per share from continuing operations were 47 cents after deducting 23 cents for restructuring and other expenses while diluted earnings per share excluding restructuring and other expenses increased 32.1% to 70 cents versus 53 cents in the prior year.

•

Earnings from continuing operations in the current year included $1.1 million of tax benefits (approximately 1 cent per share) primarily related to the finalization of fiscal year 2006 tax returns while earnings from continuing operations last year included $4.7 million of tax benefits (approximately 5 cents per share) mainly due to the favorable resolution of open tax items.

Commenting on the third quarter, Alberto-Culver President and Chief Executive Officer V. James Marino said, “Overall, this was a strong record quarter for Alberto-Culver and its shareholders. This quarter’s results were driven mainly by TRESemmé and Nexxus which both continue to outperform category growth rates. The momentum of these two brands remains strong. We are particularly pleased with our recent TRESemmé expansion into Latin America and the continued growth of TRESemmé in our existing markets. Aside from TRESemmé and Nexxus, our Alberto VO5 business is in a much better position today than it was a year ago. This fiscal year we restaged the U.S. shampoo and conditioner business and we are beginning to see improvements in consumption trends. Our new initiatives for St. Ives skin care have had success in facial and body wash categories, but results in lotions has been a challenge. We are taking steps to enhance the long-term equity of St. Ives.”

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 3

The Company reported that the increase in pre-tax earnings from continuing operations in the third quarter was driven mainly by the U.S. beauty care business. Pre-tax margin from continuing operations increased to 8.9% from 7.0% in the prior year quarter. Advertising and other marketing expenditures increased 5.5% during the quarter to $73.7 million from $69.9 million in the prior year. For the first nine months, advertising and other marketing investments were $207.1 million compared to $203.4 million last year despite significant prior year advertising investments associated with the Nexxus retail launch.

Carol Lavin Bernick, Executive Chairman of the Company, stated, “We are very pleased with our third quarter and nine month results. In today’s competitive markets, strong results like these do not come easily and it is a credit to our worldwide team and their efforts. The challenge for our company is to build on these impressive results and to continue to deliver long-term value to all of our shareholders.”

Mrs. Bernick also announced the Company’s board of directors approved the regular 5.5 cent quarterly cash dividend. The dividend will be paid on August 20, 2007 to shareholders of record on August 6, 2007.

On November 16, 2006, the Company closed a transaction that separated its consumer products business from the beauty supply distribution business and resulted in the formation of two separate publicly-traded companies: new Alberto-Culver, a worldwide manufacturer and marketer of leading beauty care and other personal care products, and Sally Beauty Holdings, Inc., a leading distributor of professional beauty supplies. Pursuant to the transaction agreements, an affiliate of Clayton, Dubilier & Rice invested $575 million to obtain an equity ownership in Sally Beauty Holdings of approximately 47.55% and Sally incurred approximately $1.85 billion of new debt. The Company’s shareholders received, for each share of common stock then owned, (i) one share of common stock of new Alberto-Culver, (ii) one share of common stock of Sally Beauty Holdings and (iii) a $25.00 per share special cash dividend. As a result of the transaction, beginning in the first quarter of fiscal year 2007, the results of operations of Sally Beauty and Beauty Systems Group are reported as discontinued operations. Results for all prior reported periods have been reclassified to conform to this presentation.

The Company reported earnings from discontinued operations of $930,000 (net of tax) in the third quarter of fiscal 2007 compared to earnings from discontinued operations of $10.1 million (net of tax) during the third quarter of fiscal 2006. For the first nine months of fiscal 2007, the Company reported a loss from discontinued operations of $4.2 million (net of tax) compared to earnings from discontinued operations of $89.9 million (net of tax) in the prior year. Discontinued operations include the earnings of the beauty supply

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 4

distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The diluted earnings per share from discontinued operations was 1 cent this quarter versus diluted earnings per share of 11 cents in the prior year, while first nine month fiscal 2007 diluted loss per share from discontinued operations was 4 cents compared to 97 cents of earnings in the prior year. Including continuing and discontinued operations, the Company reported net earnings of $25.1 million or 25 cents per share on a fully diluted basis this quarter, compared to net earnings of $30.5 million or 33 cents per fully diluted share in the third quarter of fiscal 2006. Net earnings for the first nine months of fiscal 2007 were $41.8 million or 43 cents per diluted share compared to net earnings of $139.5 million or $1.50 per share in 2006.

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of earnings. During the first nine months of fiscal year 2007, the Company recorded restructuring and other costs of $33.6 million ($22.4 million after taxes or 23 cents per diluted share from continuing operations) with $1.6 million ($1.0 million after taxes or 1 cent per diluted share from continuing operations) in the third quarter. The pre-tax amount for the first nine months of fiscal year 2007 consisted primarily of severance related to the restructuring ($14.9 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual termination benefits for the Company’s former President and Chief Executive Officer relating to the separation ($9.9 million), partially offset by gains on the sale of the corporate airplane and the Company’s interest in a NetJets airplane ($5.9 million).

Due to the disclosure of financial results excluding restructuring and other expenses, this press release contains certain non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures is included as a schedule to this release and can also be found on the Company’s web site at www.alberto.com.

The Company will discuss its third quarter and nine month results with investors in a call to be held later today (Monday, July 30) at 11 a.m. Eastern Time. The dial-in numbers for the call are 800-811-0667 or 913-981-4901. The numbers for a replay of the conference call are 888-203-1112 or 719-457-0820 and will be available through Wednesday, August 29, 2007. The pass code is 9395416. The call and a replay will also be available on the internet for 30 days at www.alberto.com in the Investing Section, and at www.earnings.com.

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 5

Alberto-Culver Company manufactures, distributes and markets leading beauty care and other personal care products including TRESemmé, Alberto VO5, Nexxus and St. Ives in the United States and internationally. Several of its household/grocery products such as Mrs. Dash and Static Guard are niche category leaders in the U.S. It is also the second largest producer in the world of products for the ethnic hair care market with leading brands including Motions and Soft & Beautiful. Its Cederroth International unit is a major consumer goods marketer in the Nordic countries.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Alberto-Culver’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the pattern of brand sales; competition within the relevant product markets; loss of one or more key employees; risks inherent in acquisitions, divestitures and strategic alliances; events that negatively affect the intended tax free nature of the distribution of shares of Alberto-Culver Company in connection with the separation of the consumer products business from the beauty supply distribution business on November 16, 2006; the effects of a prolonged United States or global economic downturn or recession; changes in costs; the costs and effects of unanticipated legal or administrative proceedings; the risk that the expected cost savings related to the reorganization and restructuring may not be realized; health epidemics; adverse weather conditions; loss of distributorship rights; sales by unauthorized distributors in Alberto-Culver’s exclusive markets; and variations in political, economic or other factors such as currency exchange rates, inflation rates, interest rates, tax changes, legal and regulatory changes or other external factors over which Alberto-Culver has no control. These forward-looking statements speak only as of the date of this press release, and there is no undertaking to update or revise them as more information becomes available. Additional factors that could cause Alberto-Culver’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2006 Annual Report on Form 10-K and the Proxy Statement/Prospectus-Information Statement filed by Alberto-Culver on October 13, 2006, in each case on file with the SEC and available at the SEC’s internet site (http://www.sec.gov).

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 6

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Three Months Ended June 30, 2007 and 2006	2007	2006
Net sales	$385,502	353,173
Cost of products sold	183,751	165,495

Gross profit	201,751	187,678
Advertising, marketing, selling and administrative (1)	167,235	161,950
Restructuring and other (2)	1,550	—

Operating earnings	32,966	25,728
Interest expense (income), net	(1,249)	1,031

Earnings from continuing operations before income taxes	34,215	24,697
Provision for income taxes	10,049	4,251

Earnings from continuing operations	24,166	20,446
Discontinued operations, net of income taxes (3)	930	10,078

Net earnings	$25,096	30,524

Basic earnings per share:
Continuing operations (2)	$.25	.22
Discontinued operations	.01	.11

Total	$.26	.33

Diluted earnings per share:
Continuing operations (2)	$.24	.22
Discontinued operations	.01	.11

Total	$.25	.33

Weighted average shares outstanding:
Basic	97,443	92,619
Diluted	99,989	93,602

(1)	Advertising, marketing, selling and administrative expenses includes $592 and $1,927 of stock option expense recorded during the third quarter of fiscal years 2007 and 2006, respectively, in accordance with SFAS No. 123 (R), which was adopted effective October 1, 2005.
(2)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses. Restructuring and other expenses reduced earnings from continuing operations (net of tax) by $1,062 and basic and diluted earnings per share from continuing operations by 1 cent.
(3)	Discontinued operations, net of income taxes, includes the operations of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation. The discontinued operations results in the third quarter of fiscal year 2007 are primarily due to favorable adjustments to self-insurance reserves for pre-separation Sally claims retained by Alberto-Culver as well as tax benefits related to the Sally business.

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 7

Consolidated Condensed Statements of Earnings (Unaudited)

(in thousands, except per share data)

Nine Months Ended June 30, 2007 and 2006	2007	2006
Net sales	$1,120,042	1,030,760
Cost of products sold	537,466	482,244

Gross profit	582,576	548,516
Advertising, marketing, selling and administrative (1)	485,139	479,053
Restructuring and other (2)	33,553	—

Operating earnings	63,884	69,463
Interest expense (income), net	(2,255)	3,573

Earnings from continuing operations before income taxes	66,139	65,890
Provision for income taxes	20,209	16,284

Earnings from continuing operations	45,930	49,606
Discontinued operations, net of income taxes (3)	(4,156)	89,872

Net earnings	$41,774	139,478

Basic earnings (loss) per share:
Continuing operations (2)	$.48	.54
Discontinued operations	(.04)	.97

Total	$.44	1.51

Diluted earnings (loss) per share:
Continuing operations (2)	$.47	.53
Discontinued operations	(.04)	.97

Total	$.43	1.50

Weighted average shares outstanding:
Basic	95,371	92,262
Diluted	97,846	93,273

(1)	Advertising, marketing, selling and administrative expenses includes $3,232 and $8,837 of stock option expense recorded during the first nine months of fiscal years 2007 and 2006, respectively, in accordance with SFAS No. 123 (R), which was adopted effective October 1, 2005.
(2)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses. Restructuring and other expenses reduced earnings from continuing operations (net of tax) by $22,403 and basic and diluted earnings per share from continuing operations by 24 cents and 23 cents, respectively.
(3)	Discontinued operations, net of income taxes, includes the operations of the beauty supply distribution business, which was separated from the Company on November 16, 2006, together with other fees and expenses associated with the separation.

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 8

Consolidated Condensed Balance Sheets (Unaudited)

(in thousands)

	June 30, 2007	September 30, 2006
Assets
Cash, cash equivalents and short-term investments	$329,920	198,379
Accounts receivable, net	249,884	244,594
Inventories	199,210	185,189
Other current assets	30,730	31,447
Current assets of discontinued operations	—	764,301

Total current assets	809,744	1,423,910
Property, plant and equipment, net	202,533	211,291
Goodwill and trade names	319,877	311,403
Other assets, net	82,990	65,937
Non-current assets of discontinued operations	—	565,165

Total assets	$1,415,144	2,577,706

Liabilities and Stockholders’ Equity
Current portion of long-term debt (1)	$120,866	585
Accounts payable, accrued expenses and income taxes	270,532	276,327
Current liabilities of discontinued operations	—	299,962

Total current liabilities	391,398	576,874
Long-term debt (1)	2,069	121,701
Other liabilities and deferred taxes	83,869	82,417
Non-current liabilities of discontinued operations	—	37,785

Total liabilities	477,336	818,777
Stock options subject to redemption	10,624	29,148
Stockholders’ equity	927,184	1,729,781

Total liabilities and stockholders’ equity	$1,415,144	2,577,706

(1)	The company has $120 million of 6.375% debentures outstanding due June 15, 2028. The debentures are subject to repayment, in whole or in part, on June 15, 2008 at the option of the holders. In accordance with US GAAP, the $120 million has been reclassified from long-term debt to a current liability on the company’s June 30, 2007 consolidated balance sheet. If the holders do not demand repayment of the debentures on June 15, 2008, the $120 million will be reclassified back to long-term debt on the company’s June 30, 2008 consolidated balance sheet.

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 9

Segment Data (Unaudited)

(in thousands)

Three Months Ended June 30, 2007 and 2006	2007	2006
Net Sales:
Consumer Packaged Goods	$325,014	301,187
Cederroth International	60,488	58,859
Eliminations	—	(6,873)

	$385,502	353,173

Earnings From Continuing Operations Before Income Taxes:
Consumer Packaged Goods	$33,990	23,296
Cederroth International	1,118	4,359

Segment operating profit	35,108	27,655
Stock option expense	(592)	(1,927)
Restructuring and other (1)	(1,550)	—
Interest income (expense), net	1,249	(1,031)

	$34,215	24,697

Nine Months Ended June 30, 2007 and 2006	2007	2006
Net Sales:
Consumer Packaged Goods	$959,940	895,795
Cederroth International	164,467	156,338
Eliminations	(4,365)	(21,373)

	$1,120,042	1,030,760

Earnings From Continuing Operations Before Income Taxes:
Consumer Packaged Goods	$97,939	71,629
Cederroth International	2,730	6,671

Segment operating profit	100,669	78,300
Stock option expense	(3,232)	(8,837)
Restructuring and other (1)	(33,553)	—
Interest income (expense), net	2,255	(3,573)

	$66,139	65,890

(1)	Restructuring and other expenses includes severance and other costs incurred related to the Company’s reorganization plan announced following the separation of the consumer products business from the beauty supply distribution business, as well as other transaction-related expenses.

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 10

Schedule - Reconciliation of Non-GAAP Financial Measures

The Company’s press release announcing results of operations for the three and nine months ended June 30, 2007 includes references to certain of the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•	Pre-tax earnings from continuing operations excluding restructuring and other expenses

•	Earnings from continuing operations excluding restructuring and other expenses

•	Basic earnings per share from continuing operations excluding restructuring and other expenses

•	Diluted earnings per share from continuing operations excluding restructuring and other expenses

•	Organic sales growth

On December 1, 2006, the Company announced a reorganization plan following the completion of the separation. All costs incurred related to this plan, as well as certain other charges recorded in connection with the closing of the separation, are classified as “restructuring and other” on the statement of operations. During the first nine months of fiscal year 2007, the Company recorded restructuring costs of $33.6 million ($22.4 million after taxes or 23 cents per diluted share from continuing operations) with $1.6 million ($1.0 million after taxes or 1 cent per diluted share from continuing operations) in the third quarter. The pre-tax amount for the first nine months of fiscal year 2007 consisted primarily of severance related to the restructuring ($14.9 million), charges related to the acceleration of vesting of stock options and restricted stock ($12.2 million) and contractual termination benefits for the Company’s former President and Chief Executive Officer relating to the separation ($9.9 million), partially offset by gains on the sale of the corporate airplane and the company’s interest in a Net Jets airplane ($5.9 million).

Alberto-Culver Reports Strong Fiscal Third Quarter and Nine Month 2007 Sales and Earnings Results From Continuing Operations; Declares Regular Quarterly Cash Dividend of 5.5 Cents Per Share	Page 11

Schedule - Reconciliation of Non-GAAP Financial Measures (continued)

Reconciliations of these non-GAAP financial measures to their most directly comparable financial measures under GAAP for the three and nine months ended June 30, 2007 and 2006 are as follows (in thousands, except per share data):

	Three Months Ended June 30		Nine Months Ended June 30
	2007	2006	2007	2006
Pre-tax earnings from continuing operations, as reported	$34,215	24,697	$66,139	65,890
Restructuring and other expenses	1,550	—	33,553	—

Pre-tax earnings from continuing operations, excluding restructuring and other expenses	$35,765	24,697	$99,692	$65,890

Earnings from continuing operations (net of income taxes), as reported	$24,166	20,446	$45,930	49,606
Restructuring and other expenses, net of income taxes	1,062	—	22,403	—

Earnings from continuing operations (net of income taxes), excluding restructuring and other expenses	$25,228	20,446	$68,333	49,606

Basic earnings per share from continuing operations, as reported	$.25	.22	$.48	.54
Restructuring and other expenses, net of income taxes	.01	—	.24	—

Basic earnings per share from continuing operations, excluding restructuring and other expenses	$.26	.22	$.72	.54

Diluted earnings per share from continuing operations, as reported	$.24	.22	$.47	.53
Restructuring and other expenses, net of income taxes	.01	—	.23	—

Diluted earnings per share from continuing operations, excluding restructuring and other expenses	$.25	.22	$.70	.53

	Three Months Ended June 30		Nine Months Ended June 30
	2007	2006	2007	2006
Net sales growth, as reported	9.2%	9.6%	8.7%	9.4%
Effect of foreign exchange	(3.0)	—	(2.7)	1.6
Effect of acquisitions	—	(0.9)	—	(1.2)
Effect of divestiture	—	0.1	—	0.5

Organic sales growth	6.2%	8.8%	6.0%	10.3%

Management uses these non-GAAP financial measures to evaluate the performance of the Company and believes the presentation of these amounts provides the reader with information necessary to analyze the Company’s normal operations for the periods compared.

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